    As filed with the Securities and Exchange Commission on August 5, 1994

                                             Registration Statement No. 33-___


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                      ___________________________________
                                   FORM S-8

                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                      ___________________________________

                         LONGS DRUG STORES CORPORATION
            (Exact name of registrant as specified in its charter)


           Maryland                                  68-0048627
    (State or other jurisdiction                 (I.R.S. Employer
   of incorporation or organization)              Identification No.)


             141 North Civic Drive, Walnut Creek, California 94596 (Address of Principal Executive Offices) (Zip Code)

                        1995 Long-Term Incentive Plan
                           (Full title of the plan)

              Orlo D. Jones, Senior Vice President and Secretary
                         Longs Drug Stores Corporation
                             141 North Civic Drive
                        Walnut Creek, California  94596
                                 510-937-1170
                  (Name and address, including zip code, and
         telephone number, including area code, of agent for service)

                        Calculation of Registration Fee



- ---------------------------------------------------------------------------------------
                                                      Proposed
                                     Proposed          Maximum
Title of Securities  Amount to be    Maximum          Aggregate       Amount of
to be Registered     Registered    Offering Price   Offering Price    Registration Fee
- ---------------------------------------------------------------------------------------
Common Stock
par value $.50        700,000        $34.0625*        $23,843,750       $8,222
per share

- ---------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------


* Estimated solely for the purpose of computing the registration fee pursuant to Rule 457, on the basis of the average of the high and low prices of the Registrant's Common Stock as reported on the New York Stock Exchange on August 3, 1994.

                                PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

            The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference: (a) the Issuer's Annual Report on Form 10-K for the fiscal year ended January 27, 1994,
(b) the Issuer's Quarterly Report on Form 10-Q for the quarter ended April 28, 1994, and (c) the description of the Issuer's Common Stock contained in the Company's Registration Statement on Form 8-A dated August 21, 1986, File No. 1-8978.

            All documents subsequently filed by the Issuer pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

            Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

            Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

            Article Tenth, Section 9 of the Registrant's Amended Articles of Incorporation provides for indemnification of directors and officers of the Registrant as follows:

            The Corporation shall indemnify (a) its directors to the full extent provided by the general laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures provided by such laws; (b) its officers to the same extent it shall indemnify its directors; and (c) its officers who are not directors to such further extent as shall be authorized by the Board of Directors and be consistent with law. The foregoing shall not limit the authority of the Corporation to indemnify other employees and agents consistent with law.

            Article Tenth, Section 11 of the Registrant's Amended Articles of Incorporation further provides:

            To the fullest extent permitted by Maryland statutory of decisional law, as amended or interpreted, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

            Section 2-418 of the Maryland General Corporation Law provides as follows:

            (a) In this section the following words have the meanings indicated.

                  (1) "Director" means any person who is or was a director of a corporation and any person who, while a director of a corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan.

                  (2) "Corporation" includes any domestic or foreign predecessor entity of a corporation in a merger, consolidation, or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

                  (3)   "Expenses" include attorney's fees.

                  (4)   "Official capacity" means the following:

                        (i) When used with respect to a director, the office of director in the corporation; and

                        (ii) When used with respect to a person other than a director as contemplated in subsection (j), the elective or appointive office in the corporation held by the officer, or the employment or agency relationship undertaken by the employee or agent in behalf of the corporation.

                        (iii) "Official capacity" does not include service for
                  any other foreign or domestic corporation or any partnership, joint venture, trust, other enterprise, or employee benefit plan.

                  (5) "Party" includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

                  (6) "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative.

            (b)   (1)   A corporation may indemnify any director made a party to
      any proceeding by reason of service in that capacity unless it is established that:

                        (i) The act or omission of the director was material to the matter giving rise to the proceeding; and

                              1.    Was committed in bad faith; or

                              2. Was the result of active and deliberate dishonesty; or

                        (ii) The director actually received an improper personal benefit in money, property, or services; or

                        (iii) In the case of any criminal proceeding, the
                  director had reasonable cause to believe that the act or omission was unlawful.

                  (2)   (i)   Indemnification may be against judgments,
                  penalties, fines, settlements, and reasonable expenses actually incurred by the director in connection with the proceeding.

                        (ii) However, if the proceeding was one by or in the right of the corporation, indemnification may not be made in respect of any proceeding in which the director shall have been adjudged to be liable to the corporation.

                  (3)   (i)   The termination of any proceeding by judgment,
            order, or settlement does not create a presumption that the director did not meet the requisite standard of conduct set forth in this subsection.

                        (ii) However, if the proceeding was one by or in the right of the corporation, indemnification may not be made in respect of any proceeding in which the director shall have been adjudged to be liable to the corporation.

                        (iii) The termination of any proceeding by conviction, a
                  plea of nolo contendere or its equivalent, or any entry of an order of probation prior to judgment, creates a rebuttable presumption that the director did not meet that standard of conduct.

            (c)   A director may not be indemnified under subsection (b) of this section in respect of any proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged to be liable on the basis that personal benefit was improperly received.

            (d)   Unless limited by the charter:

                  (1) A director who has been successful, on the merits or otherwise, in the defense of any proceeding referred to in subsection (b) of this section shall be indemnified against reasonable expenses incurred by the director in connection with the proceeding.


                  (2) A court of appropriate jurisdiction, upon application of a director and such notice as the court shall require, may order indemnification in the following circumstances:

                        (i) If it determines a director is entitled to reimbursement under paragraph (1) of this subsection, the court shall order indemnification, in which case the director shall be entitled to recover the expenses of securing such reimbursement; or

                        (ii) If it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director has met the standards of conduct set forth in subsection (b) of this section or has been adjudged liable under the circumstances described in subsection (c) of this section, the court may order such indemnification as the court shall deem proper. However, indemnification with respect to any proceeding by or in the right of the corporation or in which liability shall have been adjudged in the circumstances described in subsection (c) shall be limited to expenses.

                        (3) A court of appropriate jurisdiction may be the same court in which the proceeding involving the director's liability took place.

                  (e)   (1)   Indemnification under subsection (b) of this
            section may not be made by the corporation unless authorized for a specific proceeding after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in subsection (b) of this section.

                        (2)   Such determination shall be made:

                              (i) By the Board of Directors by a majority vote of a quorum consisting of directors not, at the time, parties to the proceeding, or, if such a quorum cannot be obtained, then by a majority vote of a committee of the board consisting solely of two or more directors not, at the time, parties to such proceeding and who were duly designated to act in the matter by a majority vote of the full board in which the designated directors who are parties may participate:

                              (ii) By special legal counsel selected by the board of directors or a committee of the board by vote as set forth in subparagraph (i) of this paragraph, or, if the requisite quorum of the full board cannot be obtained therefor and the committee cannot be established, by a majority vote of the full board in which directors who are parties may participate; or

                              (iii) By the stockholders.

                        (3) Authorization of indemnification and determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible. However, if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses shall be made in the manner specified in subparagraph (ii) of paragraph (2) of this subsection for selection of such counsel.

                        (4) Shares held by directors who are parties to the proceeding may not be voted on the subject matter under this subsection.

                  (f)   (1)   Reasonable expenses incurred by a director who is
      a party to a proceeding may be paid or reimbursed by the corporation in advance of the final disposition of the proceeding upon receipt by the corporation of:

                              (i) A written affirmation by the director of the director's good faith belief that the standard of conduct necessary for indemnification by the corporation as authorized in this section has been met; and

                              (ii) A written undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

                        (2) The undertaking required by subparagraph (ii) of paragraph (1) of this subsection shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make the repayment.

                        (3) Payments under this subsection shall be made as provided by the charter, bylaws, or contract or as specified in subsection (e) of this section.

                  (g) The indemnification and advancement of expenses, provided or authorized by this section may not be deemed exclusive of any other rights, by indemnification or otherwise, to which a director may be entitled under the charter, the bylaws, a resolution of stockholders or directors, an agreement or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

                  (h) This section does not limit the corporation's power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when the director has not been made a named defendant or respondent in the proceeding.

                  (i)   For purposes of this section:

                        (1) The corporation shall be deemed to have requested a director to serve an employee benefit plan where the performance of the director's duties to the corporation also imposes duties on, or otherwise involves services by, the director to the plan or participants or beneficiaries of the plan;

                        (2) Excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law shall be deemed fines; and

                        (3) Action taken or omitted by the director with respect to an employee benefit plan in the performance of the director's duties for a purpose reasonably believed by the director to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

                  (j)   Unless limited by the charter:

                        (1) An officer of the corporation shall be indemnified as and to the extent provided in subsection (d) of this section for a director and shall be entitled, to the same extent as a director, to seek indemnification pursuant to the provisions of subsection (d);

                        (2) A corporation may indemnify and advance expenses to an officer, employee, or agent of the corporation to the same extent that it may indemnify directors under this section; and

                        (3) A corporation, in addition, may indemnify and advance expenses to an officer, employee, or agent who is not a director to such further extent, consistent with law, as may be provided by its charter, bylaws, general or specific action of its board of directors, or contract.

                  (k)   (1)   A corporation may purchase and maintain insurance
            on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the corporation would have the power to indemnify against liability under the provisions of this section.

                        (2) A corporation may provide similar protection, including a trust fund, letter of credit, or surety bond, not inconsistent with this section.

                        (3) The insurance or similar protection may be provided by a subsidiary or an affiliate of the corporation.

                  (l) Any indemnification of, or advance of expenses to, a director in accordance with this section, if arising out of a proceeding by or in the right of the corporation, shall be reported in writing to the stockholders with the notice of the next stockholders' meeting or prior to the meeting.

            As permitted under Subsection (k) of Section 2-418 of the Maryland General Corporations Law, as set forth above, the Registrant has purchased and maintains insurance on behalf of its directors and officers against any liability asserted against such directors and officers in their capacities as such whether or not the Registrant would have the power to indemnify such persons under the provisions of Maryland law governing indemnification.

            There is no litigation pending, and neither the Registrant nor any of its directors know of any threatened litigation, which might result in a claim for indemnification by any director or officer.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

            Not applicable.

ITEM 8.  EXHIBITS

Exhibit
Number      Description of Document
- -------     -----------------------

4.1         1995 Long-Term Incentive Plan.

5.1 Opinion of Howard, Rice, Nemerovski, Canady, Robertson, Falk & Rabkin, A Professional Corporation.

23.1        Consent of Deloitte & Touche.

23.2 Consent of Howard, Rice, Nemerovski, Canady, Robertson, Falk & Rabkin, A Professional Corporation (included in Exhibit 5.1).

ITEM 9.  UNDERTAKINGS

            The undersigned registrant hereby undertakes:

            (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on August 5, 1994.


                                           LONGS DRUG STORES CORPORATION

                                       By    /s/   R. M. Long
                                          ----------------------------------
                                          R. M. Long, Chairman of the Board
                                          and Chief Executive Officer

            Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been duly signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.



Signature                 Title                                   Date
- ---------                 -----                                   ----

/s/   R.M. Long
- ---------------------
R.M. Long                 Chairman of the Board, Chief        August 5, 1994
                          Executive Officer and Director

/s/   W.G. Combs
- ---------------------
W.G. Combs                Vice President - Administration
                          (principal financial officer)       August 5, 1994

/s/   Grover White
- ---------------------
Grover White              Vice President - Controller
                          (principal accounting officer)      August 5, 1994

/s/   S.D. Roath
- ---------------------
S.D. Roath                President and Director              August 5, 1994

/s/   R.M. Brooks
- ---------------------
R.M. Brooks               Director                            August 5, 1994

/s/   D.G. DeSchane
- ---------------------
D.G. DeSchane             Director                            August 5, 1994

/s/   E.E. Johnston
- ---------------------
E.E. Johnston             Director                            August 5, 1994

/s/   M.S. Metz
- ---------------------
M.S. Metz                 Director                            August 5, 1994

/s/   R.A. Plomgren
- ---------------------     Senior Vice President - Development August 5, 1994
R.A. Plomgren             and Director



- ---------------------
H.R. Somerset             Director                            August 5, 1994

/s/   T.R. Sweeney
- ---------------------
T.R. Sweeney              Retired Vice President and Director August 5, 1994

/s/   F.E. Trotter
- ---------------------
F.E. Trotter              Director                            August 5, 1994

                                EXHIBIT LIST


EXHIBIT
NUMBER      DESCRIPTION OF DOCUMENT
- -------     -----------------------

  4.1       1995 Long-Term Incentive Plan.

  5.1 Opinion of Howard, Rice, Nemerovski, Canady, Robertson, Falk & Rabkin, A Professional Corporation.

 23.1       Consent of Deloitte & Touche.

 23.2 Consent of Howard, Rice, Nemerovski, Canady, Robertson, Falk & Rabkin, A Professional Corporation (included in Exhibit 5.1).

                                                            EXHIBIT 4.1



                      LONGS DRUG STORES CORPORATION
                     1995 LONG-TERM INCENTIVE PLAN

1.   PURPOSE

      The purpose of the 1995 Long-Term Incentive Plan is to provide a means through which Longs Drug Stores Corporation, a Maryland Corporation, and its Subsidiaries, may attract and retain the employment of able persons and to provide a means whereby such persons can acquire and maintain stock ownership thereby strengthening their commitment to the welfare of the Company. A further purpose of the Plan is to provide key employees with incentive and reward opportunities designed to enhance the profitable growth of the Company.

2.   DEFINITIONS

      The following definitions shall be applicable throughout the Plan:

      a. "AWARD" means, individually or collectively, any Option, Stock Appreciation Right (SAR), Restricted Stock Award or Performance Share Award.

      b. "AWARD PERIOD" means a period of not less than three years and relates to Performance Share Awards.

      c.    "BOARD" means the Board of Directors of the Company.

      d. "CODE" means the Internal Revenue Code of 1986, as amended from time to time. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

      e. "COMMITTEE" means the committee of the Board appointed to administer the Plan as referred to in Section 4.

      f.    "COMPANY" means Longs Drug Stores Corporation.

      g. "DATE OF GRANT" means the date on which the granting of an Award is authorized by the Committee or such later date as may be specified by the Committee in such authorization.

      h. "ELIGIBLE EMPLOYEE" means any person who satisfies the requirements of Section 6.
      i. "FAIR MARKET VALUE" means the fair market value of Stock, to be determined as follows:

            (1) For Options and SARs, it shall be the average of the highest price and the lowest price at which the Stock shall have been sold regular way on the New York Stock Exchange C Composite Transactions (hereafter "NYSE") on a specified date.

            (2) For Performance Share Awards, it shall be the average of the reported closing prices of the Stock on the NYSE for 30 consecutive trading days prior to the "Valuation Date." The "Valuation Date" for the purpose of granting Performance Share Awards shall be the first day of the year in which the Award is made. The "Valuation Date" for the purpose of Performance Share Payments shall be the first business day following the end of the Award Period.

      j. "HOLDER" means a person who has been granted an Option, an SAR, a Restricted Stock Award, or a Performance Share Award.

      k. "NORMAL RETIREMENT" means Termination by resignation of employment with the Company and any Subsidiary after attaining age 65 or by resignation of employment with the Company and any Subsidiary after attaining age 60 if the Committee determines that such resignation constitutes a Normal Retirement for purposes of this Plan.

      l.    "OPTION" means an Award granted under Section 7 of the Plan.

      m. "PERFORMANCE SHARE" means an Award granted under Section 9 of the Plan.

      n.    "PLAN" means this 1995 Long-Term Incentive Plan.

      o. "RESTRICTED STOCK AWARD" means an Award granted under Section 10 of the Plan.

      p. "ROE" means return on average shareholders' equity which is defined as the Company's consolidated net earnings, before extraordinary items, divided by the average of the shareholders' equity at the beginning and end of the year, as set forth in the Company's consolidated statement of earnings and balance sheet for such year. The Committee may, at its sole discretion, include or exclude any extraordinary or unusual items in calculation of ROE. "Average ROE" means, with respect to any one Award Period, the sum of the ROE's achieved in each of the years of the Award Period divided by the number of years in the Award Period.

      q.    "SEC" means the Securities and Exchange Commission.

      r. "STOCK" means Common Shares of the Company and, after substitution, such other stock as shall be substituted therefor as provided in
Section 12.

      s.    "STOCK APPRECIATION RIGHT" (SAR) means an Award granted under
Section 8, whether or not granted in conjunction with an Option.

      t. "SUBSIDIARY" means any corporation of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

      u. "TERMINATION" means, with respect to any person, ceasing to be an employee of the Company or any Subsidiary, other than by death.

      v. "UNINVITED CHANGE IN CORPORATE CONTROL" means any change in (i) the ownership or effective control of the Company or any Subsidiary, or (ii) the ownership of a substantial portion of the assets of the Company or any Subsidiary, which is not approved by a majority of the directors of the Company who have been in office at least six (6) months prior to the date of such change.

3.    EFFECTIVE DATE, DURATION AND SHAREHOLDER APPROVAL

      This Plan shall become effective as of the date of approval of this Plan by a majority of the shareholders of the Company present or otherwise represented and entitled to vote at a duly convened meeting of shareholders. Subject to the provisions of Section 13, Awards may be made as provided herein for a period of 10 years from the date this Plan is so approved by the shareholders. The Plan shall continue in effect until all matters relating to the payment of Awards and administration of the Plan have been settled.

4.    ADMINISTRATION

      The Plan shall be administered by the Committee, which shall consist of two or more members of the Board and shall be appointed by the Board. A majority of the Committee shall constitute a quorum.

      Subject to the provisions of the Plan, the Committee shall have exclusive power to:

      a.    Select the persons to participate in the Plan.

      b.    Determine the Awards to be made to each person selected.

      c.    Determine the time or times when Awards will be made.

      d. Determine the conditions (including performance requirements) to which the Awards may be subject.

      e.    Prescribe the form or forms evidencing Awards.

      The Committee shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee's interpretation of the Plan or any Awards granted pursuant thereto and all decisions and determinations by the

Committee with respect to the Plan shall be final, binding, and conclusive on all parties.

5. GRANT OF OPTIONS, STOCK APPRECIATION RIGHTS, RESTRICTED STOCK AWARDS, AND PERFORMANCE SHARE AWARDS; SHARES SUBJECT TO THE PLAN

      The Committee may, from time to time, grant Awards to one or more persons determined by it to be eligible for participation in the Plan in accordance with the provisions of Section 6; provided however that:

      a. TOTAL SHARES. Subject to Section 12, the aggregate number of shares of Stock made subject to Awards may not exceed 700,000.

      b. USE OF SHARES. Such shares shall be deemed to have been used in payment of Performance Shares and SARs whether actually delivered or the Fair Market Value equivalent of such shares is paid in cash. To the extent that an Award lapses or the rights of its Holder terminate, any shares of Stock subject to such Award shall again be available for the grant of an Award.

      c. ELIGIBLE SHARES. Stock delivered by the Company in settlement under the Plan may be authorized and unissued Stock or Stock held in the treasury of the Company or may be purchased on the open market or by private purchase.

6.    ELIGIBILITY

      Officers and key employees of the Company or a Subsidiary who, in the opinion of the Committee, are mainly responsible for the continued growth and development and financial success of the business of the Company or any Subsidiary shall be eligible to be granted Awards under the Plan.

7.    STOCK OPTIONS

      One or more Options can be granted to any Eligible Employee. Options may be granted as Incentive Stock Options ("ISOs") and nonqualified stock options and shall be subject to the following conditions:

      a. OPTION PRICE. The option price per share of Stock shall be set by the grant but shall in no instance be less than Fair Market Value at the Date of Grant.

      b. FORM OF PAYMENT. At the time of the exercise of the Option, the option price shall be payable in cash and/or shares of Stock valued at the Fair Market Value at the time the Option is exercised, and at the discretion of and on terms acceptable to the Committee, by a note signed by the Holder payable to the Company providing for simple interest at a rate to be stipulated by the Committee.

      c. OTHER TERMS AND CONDITIONS. Each Option shall become exercisable in cumulative installments in such manner and within such period or periods, not to exceed 10 years from its Date of Grant, as set forth in the Stock Option Agreement.

No Option shall be exercisable after the expiration of ten years from the date it is granted. Except as set forth below, an Option shall terminate in the event of the Holder's Termination or death.

      Unless limited to shorter periods by the Stock Option Agreement, in the event of a Termination, the Holder shall have the right to exercise the Option for the following periods after such Termination, but only to the extent that the Option was exercisable at the date of the Termination and does not otherwise expire by its terms.

            (1) In the event of Normal Retirement, two years after the date of Termination.

            (2) In the event of (a) discharge by the Company or any Subsidiary (except for theft or proven dishonesty) within two years from the date of an Uninvited Change in Corporate Control, or (b) resignation of the Holder within the period commencing 180 days from the date of an Uninvited Change in Corporate Control and ending two years from the date of an Uninvited Change in Corporate Control, one year after the date of Termination.

            (3) In the event of the Holder's Termination (except as provided in Section 7c(2) hereof) with the prior written consent of the Company or any Subsidiary, three (3) months after the date of such resignation. Such prior written consent may be given only by the Chief Executive Officer of the Company or any Subsidiary or any such officer delegated by the Chief Executive Officer (other than the resigning person) and must specify that it is given for the purpose of the Holder's exercise of the Option.

            (4) In the event of (a) discharge by the Company or any Subsidiary with or without cause (except as provided in Section 7c(2), hereof), or
      (b) resignation without the prior written consent of the Company or any Subsidiary, on the date of such discharge or resignation.

      In the event of Holder's death prior to Termination, or within three months of a Normal Retirement, the Option may be exercised for a period of one year after the date of Holder's death or, if shorter, the remaining term of the Option.

       d. SPECIAL RULES GOVERNING INCENTIVE STOCK OPTIONS (ISOS). Notwithstanding the foregoing, any ISO granted under the Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose, including the following: (1) No individual will be granted an ISO if that individual owns stock of the Company or any of its Subsidiaries possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, unless the option price shall not be less than 110% of the Fair Market Value of such stock on the date such Option is granted and the Option by its terms is not exercisable more than five years from the date it is granted; (2) The aggregate Fair Market Value (determined at the time the ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by any Holder during any calendar year (under all incentive stock option plans of the Company) shall not exceed $100,000; provided, however, that all or any portion of an Option which cannot be exercised as an ISO because of such limitation shall be treated as a nonqualified stock option; and (3) An ISO will not be exercisable after 90 days after Termination, unless Termination is due to the Holder's being disabled in which event the ISO will cease to be exercisable one year after Termination. An ISO will not be exercisable after one year after the death of the Holder.

      e. STOCK OPTION AGREEMENT. Each Option granted under the Plan shall be evidenced by a "Stock Option Agreement" between the Company and the Holder of the Option containing provisions not inconsistent with the Plan as determined by the Committee, and shall be subject to the following additional terms and conditions: (1)Any Option or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof, except as otherwise determined by the Stock Option Agreement. (2)Each Option shall cease to be exercisable, as to any share, when the Holder purchases the share or exercises a related SAR or when the Option lapses. (3)Leaves of absence, approved by the Company or a Subsidiary, shall not constitute the termination of employment of the Holder.

      f. EXPIRED OPTIONS. If any Options awarded under the Plan shall be forfeited, cancelled, or not exercised in full, the Stock subject to such Options may again be awarded under the Plan.

      g. TENDER OFFER OR MERGER. Notwithstanding any other provision, in the event of a public tender offer for all or any portion of the Stock or in the event that a proposal to merge, consolidate, or otherwise combine with, or sell all or a substantial portion of the assets of the Company or a Subsidiary to, another company is submitted for shareholder approval, the Committee may in its sole discretion declare previously granted options to be immediately exercisable.

8.    STOCK APPRECIATION RIGHTS

      Any Option granted under the Plan may include an SAR, either at the time of grant or by amendment. SARs may also be granted to an Eligible Employee independent of any prior or contemporaneous Option grant and shall be exercisable as provided therein without regard to any Option. In addition to such terms and conditions not inconsistent with the Plan as the Committee shall impose, SARs shall be subject to the following terms:

      a. RIGHT TO EXERCISE. An SAR granted with an Option shall be exercisable to the extent and only to the extent the Option is exercisable. An SAR not included in an Option shall have a "purchase price" ascribed thereto by the Committee in granting such SAR, which shall not be less than the Fair Market Value of the Stock on the Date of Grant.

      b. PAYMENT. An exercisable SAR shall entitle the Holder to surrender unexercised the SAR or the Option in which it is included, as the case may be, or any portion thereof, and, to receive in exchange therefore that number of shares of

Stock having an aggregate Fair Market Value, as hereinafter defined, equal to the excess of the Fair Market Value of one share over the purchase price per share specified in such SAR or Option times the number of shares called for by the SAR or Option, or portion thereof, which is so surrendered. The Committee shall be entitled to elect to settle the Company's obligation arising out of the exercise of an SAR by the payment of cash or partially by the payment of cash and partially by the delivery of shares, the total value of which shall be in either case equal to the aggregate Fair Market Value of the shares it would otherwise be obligated to deliver. The Committee shall also have the right to place such limitations and restrictions on the obligation to make such cash payments or deliver shares under SARs as it, in its sole discretion, deems to be in the best interest of the Company. The Fair Market Value for SAR exercise purposes of shares shall be determined on the basis of prices on the trading day next preceding the date on which the SAR is exercised. To the extent that an SAR included in an Option is exercised, such Option shall be deemed to have been exercised, and shall not be deemed to have lapsed.

      c. SPECIAL RULES GOVERNING SARS. An SAR not included in an Option shall be evidenced by an agreement between the Company and the Holder in a form approved by the Committee. Any SAR granted under the Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose, including the following: (1) The SAR will lapse no later than the underlying Option for SARs accompanying an Option or, for freestanding SARs, no later than 10 years from its Date of Grant; (2) An SAR accompanying an Option may be exercised only when the Fair Market Value of the Stock exceeds the option price of the Stock subject to the SAR. (3) Such terms as the Committee determines are necessary or desirable to qualify the SAR under Rule 16b-3 as promulgated by the SEC under the Securities Exchange Act of 1934 for those Holders to whom such qualification is relevant.

      d. OTHER LIMITATIONS. Such other limitations as the Committee shall impose.

9. PERFORMANCE SHARES

      One or more Awards of Performance Shares may be made to an Eligible Employee. Performance Shares shall be credited to a Performance Share account to be maintained for each such Holder. Each Performance Share shall be deemed to be the equivalent of one share of Stock of the Company. The Award of Performance Shares under the Plan shall not entitle the Holder to any interest in or to any dividend, voting, or other rights of a shareholder. The value of the Performance Shares in a Holder's Performance Share account at the time of Award or the time of payment shall be the Fair Market Value at any such time of an equivalent number of shares of the Stock (subject to the limitation provided in Section
9c).

      If any Performance Shares awarded under the Plan shall be forfeited, cancelled, or not paid out in full, such Performance Shares may again be awarded under the Plan. Shares of Stock delivered upon payment of Performance Shares may be either treasury shares, shares purchased for the account of the participant or authorized and unissued shares, or any combination thereof.

      a. AWARD GRANTS. Grants of Performance Shares may be made by the Committee in any fiscal year during the term of the Plan. Such shares will be paid out in full or in part on the basis of the Company's performance in terms of (i) ROE over the Award Period following the beginning of the Company's fiscal year in which the Award is made as hereinafter set forth or (ii) such other criteria as determined by the Committee. In determining the size of Awards, the Committee shall take into account a Holder's responsibility level, performance, potential, cash compensation level, and the Fair Market Value of the Company's Stock at the time of Awards, as well as such other considerations as it deems appropriate.

      In the event a Holder terminates employment during an Award Period, payout would be as follows:

            (1) NORMAL RETIREMENT. Payout would be at the end of the Award Period and prorated for service during the period.

            (2) RESIGNATION OR DISCHARGE. For resignation with the prior written consent of the Company or a Subsidiary, the payout would be at the end of the Award Period and prorated for service during the period. For resignation other than with such consent (and not constituting Normal Retirement) or for discharge with or without cause, the Award would be completely forfeited.

            (3) DEATH OR DISABILITY. Payout would be at the end of the Award Period and prorated for service during the period.

      The Committee shall not, over the entire Plan period, grant to any single Holder more than 15% of the maximum number of Performance Shares which may be granted under the Plan. Awards cancelled or portions of Awards not paid out in full for any single Holder shall not be included for purposes of this limitation.

      Grants of Performance Shares shall be deemed to have been on January 1 of the year in which grants are made.

      b. RIGHT TO PAYMENT OF PERFORMANCE SHARES. Following the end of the Award Period, the Holder of a Performance Share shall be entitled to receive payment of an amount based on the achievement of the performance measures for such Award Period, as determined by the Committee. The Committee shall have the right to establish Average ROE requirements; provided, however, that to the extent that the performance measure is ROE over the Award Period, such requirements shall not reduce below ten percent (10%) the Average ROE necessary to earn one hundred percent (100%) of the Award and that any such reduction shall be made only during the first half of each Award Period and shall not exceed 4 percentage points in total, and in no event shall payments be permitted for an Average ROE of less than 7 percent.

      c. FORM AND TIMING OF PAYMENT. No payment of Performance Shares shall be made prior to the end of an Award Period. Payment therefore shall be made as soon as practicable after the receipt of audited financial statements relating to the last year of such period. The Committee may establish for each Award Period a Fair

Market Value for purposes of payments of Performance Shares but in no event shall it exceed by more than two hundred percent (200%) the Fair Market Value at the time of granting of such Performance Shares.

      The payment to which a Holder shall be entitled at the end of an Award Period shall be a dollar amount equal to the Fair Market Value at the Valuation Date (as defined in Section 2i(2) hereof) of the number of shares of Stock equal to the number of Performance Shares earned and payable to him in accordance with
Section 9b. Payment shall normally be made one-half in cash and one-half in Stock; however, the Committee may authorize payment in such other combinations of cash and Stock or all in cash or all in Stock, as it deems appropriate. Issuance of Stock shall be subject to the authorization of the Board.

      The number of shares of Stock to be paid in lieu of cash will be determined by dividing the portion of the payment not paid in cash by: (1) The price per share of Stock (the average of the highest price and the lowest price at which the Stock shall have been sold regular way on the NYSE) on the date on which the shares are issued; or (2) The price per share paid for shares purchased for a Holder's account should the Board of Directors determine to authorize the purchase of shares on behalf of a holder.

      d. TENDER OFFER OR MERGER. Notwithstanding any other provision of the Plan, in the event of any public tender offer for all or any portion of the Stock or in the event that a proposal to merge, consolidate or otherwise combine with, or sell all or a substantial portion of the assets of the Company or a Subsidiary to, another company is submitted for shareholder approval, the Committee may in its sole discretion declare any Award Period ended as of a specific date and accelerate full payments of such awards accordingly. For awards based on ROE, the Committee shall determine an Average ROE for the reduced Award Period and may estimate ROE for any periods for which annual reports are not yet available.

10. RESTRICTED STOCK AWARDS

      a. RESTRICTION PERIOD TO BE ESTABLISHED BY THE COMMITTEE. One or more Awards of Restricted Stock may be made to an Eligible Employee. At the time a Restricted Stock Award is made, the Committee shall establish a period of time (the "Restriction Period") applicable to such Award which shall be not less than one (1) year. Each Restricted Stock Award may have a different Restriction Period, at the discretion of the Committee. In the event of a public tender offer for all or any portion of the Stock or in the event that any proposal to merge, consolidate or otherwise combine with, or sell all or a substantial portion of the assets of the Company or a Subsidiary to, another company is submitted for approval, the Committee may in its sole discretion change or eliminate the Restriction Period. Except as permitted above or pursuant to
Section 12, the Restriction Period applicable to a particular Restricted Stock Award shall not be changed.

      b. OTHER TERMS AND CONDITIONS. Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Holder of such Restricted Stock Award. The Holder shall have the right to enjoy all shareholder rights during the Restriction Period with the exception that: (1) The Holder shall not be entitled to delivery of the stock certificate until the Restriction Period shall have expired. (2) The Company may either issue shares subject to such restrictive legends and/or stop-transfer instructions as it deems appropriate or provide for retention of custody of the Stock during the Restriction Period. (3) A breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Award shall cause a forfeiture of the Restricted Stock Award, and any dividends withheld thereon. (4) Cash and stock dividends may be either currently paid or withheld by the Company for the Holder's account until the Restriction Period expires. At the discretion of the Committee, interest may be paid on the amount of cash dividends withheld, including cash dividends on stock dividends, at a rate and subject to such terms as determined by the Committee.

      c. FORFEITURE PROVISIONS. In the event a Holder terminates employment during a Restriction Period, an Award would be forfeited as follows:

            (1) NORMAL RETIREMENT. The Award would be prorated for service during the period and would be received as soon as practicable following retirement.

            (2) RESIGNATION OR DISCHARGE. For resignation with the prior written consent of the Company or a Subsidiary, the Award would be prorated for service during the period and received as soon as practicable following resignation. For resignation other than with such consent (and not constituting Normal Retirement) or for discharge with or without cause, the Award would be completely forfeited.

            (3) DEATH OR DISABILITY. The Award would be prorated for service during the period and received as soon as practicable following death or disability.

      Dividends withheld by the Company on Restricted Stock that is forfeited shall be retained by the Company.

      d. PAYMENT FOR RESTRICTED STOCK. A Holder shall not be required to make any payment for Stock received pursuant to a Restricted Stock Award.

11. GENERAL

      a. GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. The Company shall be under no obligation to register under the Securities Act of 1933, as amended ("Act") any of the shares of stock paid under the Plan. If the shares paid under the Plan may in certain circumstances be exempt from registration under the Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

      b. TAX WITHHOLDING. The Company or a Subsidiary, as appropriate, shall have the right to deduct from all Awards paid in cash any federal, state or local taxes as required by law to be withheld with respect to such cash payments. In the case of Awards paid in Stock, the employee or other person receiving such Stock may be required to pay to the Company or a Subsidiary, as appropriate, the amount of any such taxes which the Company or Subsidiary is required to withhold with respect to such Stock.

      c. CLAIM TO AWARDS AND EMPLOYMENT RIGHTS. No employee or other person shall have any claim or right to be granted an Award under the Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or a Subsidiary or limit the right of the Company or any Subsidiary to terminate an employee at anytime, with or without cause. A holder of any right hereunder to receive cash or Stock in respect of any Award shall have no rights other than those of a general creditor of the Company. Awards represent unfunded and unsecured obligations of the Company, subject to the terms and conditions of the applicable Award.

      d. BENEFICIARIES. Any payment of Awards due under this Plan to a deceased Holder shall be paid to the beneficiary duly designated by the Holder in accordance with the Company's practices. If no such beneficiary has been designated or survives the Holder, payment shall be made to the Holder's legal representative. A beneficiary designation may be changed or revoked by a Holder at any time provided the change or revocation is filed with the Committee.

      e. NONTRANSFERABILITY. A person's rights and interests under the Plan, including any Award previously made to such person or any amounts payable under the Plan, may not be assigned, pledged, or transferred except, in the event of an employee's death, to a designated beneficiary as provided in the Plan, or in the absence of such designation, by will or the laws of descent and distribution, or, for any Award other than an ISO (or an SAR granted in tandem with an ISO), pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

      f. INDEMNIFICATION. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company from and against any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him in satisfaction of judgment in any such action, suit, or proceeding against him. He shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

      g. RELIANCE ON REPORTS. Each member of the Committee and each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountant of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself. In no event shall any person who is or shall have been a member of the Committee or of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

      h. RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Subsidiary.

      i. EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

      j. PRONOUNS. Masculine pronouns and other words of masculine gender shall refer to both men and women.

      k. TITLES AND HEADINGS. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

12. CHANGES IN CAPITAL STRUCTURE

      Options, SARs, Restricted Stock Awards, Performance Share Awards and any agreements evidencing such Awards shall be subject to adjustment by the Committee as to the number and price per share of Stock or other considerations subject to such Awards in the event of changes in the outstanding Stock by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Date of Grant of any such Awards. In the event of any such change in the outstanding Stock, the aggregate number of shares available under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

13.  AMENDMENTS AND TERMINATION

      The Board may at any time terminate the Plan or, with the express written consent of an individual participant, cancel or reduce or otherwise alter his outstanding Awards thereunder if, in its judgment, the tax, accounting, or other effects of the Plan or potential payouts thereunder would not be in the best interest of the Company. The Board may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the Plan in whole or in part, provided, however, that any amendment of the Plan shall be subject to the approval of the Company's shareholders to the extent required by applicable laws, regulations or rules.

14.   CLAIMS PROCEDURES

      Claims for benefits under the Plan shall be filed in writing with the Committee on forms supplied by the Committee. Written notice of the disposition of a claim shall be furnished to the claimant within 90 days after the claim is filed. If the claim is denied, the notice of disposition shall set forth the specific reasons for the denial, citations to the pertinent provisions of the Plan, and, where appropriate, an explanation as to how the claimant can perfect the claim. If the claimant wishes further consideration of his or her claim, the claimant may appeal a denied claim to the Committee (or to a person designated by the Committee) for further review. Such appeal shall be filed in writing with the Committee on a form supplied by the Committee, together with a written statement of the claimant's position, no later than 90 days following receipt by the claimant of written notice of the denial of his or her claim. If the claimant so requests, the Committee shall schedule a hearing. A decision on review shall be made after a full and fair review of the claim and shall be delivered in writing to the claimant no later than 60 days after the Committee's receipt of the notice of appeal, unless special circumstances (including the need to hold a hearing) require an extension of time for processing the appeal, in which case a written decision on review shall be delivered to the claimant as soon as possible but not later than 120 days after the Committee's receipt of the appeal notice. The claimant shall be notified in writing of any such extension of time. The written decision on review shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and shall specifically refer to the pertinent Plan provisions on which it is based. All determinations of the Committee shall be final and binding on Participants and their beneficiaries.